UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2025
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 NE Circle Blvd., Suite 350 Corvallis, OR		97330
(Address of principal executive offices)		(Zip Code)
(971) 371-1592
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.                                     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective November 22, 2025, Jacqueline F. Engel will have completed her service as Interim Vice President, Accounting.
(c)    On November 16, 2025, the Board of Directors (the “Board”) of NuScale Power Corporation (the “Company”) unanimously appointed David Tonnel as Chief Accounting Officer of the Company, effective November 22, 2025. Mr. Tonnel will assume the role of principal accounting officer at that time.
Mr. Tonnel, 54, previously served the Company as Senior Vice President, Accounting since March 2025. Prior to his joining the Company, Mr. Tonnel worked for Transocean Ltd., an offshore drilling contractor, from 2012 to 2024, holding the following positions: Senior Vice President, Chief Accounting Officer, Corporate Controller, and Supply Chain Leader.
There are no arrangements or understandings between Mr. Tonnel and any other persons pursuant to which Mr. Tonnel was appointed as an officer of the Company, and there are no family relationships between Mr. Tonnel and any director or executive officer of the Company.
Mr. Tonnel does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2025, the Board approved and adopted an amendment to the Company’s Amended and Restated Bylaws (together with the amendment, the “Bylaws”). The Bylaws updated Article V to designate the Chief Accounting Officer as an officer of the Company and removed the requirement for the Controller of the Company to be the Chief Accounting Officer.
The foregoing description is qualified in its entirety by the Bylaws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events

On November 16, 2025, the Board, upon the recommendation of the Organization & Compensation Committee of the Board, adopted a deferred compensation plan for non-employee members of the Board (the “Deferred Compensation Plan for Non-Employee Directors”). Pursuant to the Deferred Compensation Plan for Non-Employee Directors, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended, non-employee directors may elect to defer receipt of compensation for services on the Board or on a committee of the Board, including (i) cash retainer fees elected to be paid in shares of the Company’s Class A common stock, par value $0.0001 per share (including an annual cash retainer, an additional annual cash retainer for the non-executive chairman of the Board, and additional annual cash retainers for Board committee memberships and chairs of Board committees), and (ii) restricted stock unit awards, in each case until the non-employee director experiences a separation from service or, if earlier upon a change in control of the Company or the non-employee director’s death or disability. Directors may choose to defer their compensation on an annual basis.
The foregoing description of the Deferred Compensation Plan for Non-Employee Directors does not purport to be complete and is qualified in its entirety by reference to the full text of the Deferred Compensation Plan for Non-Employee Directors, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.
3.1	Amended and Restated Bylaws of NuScale Power Corporation
10.1+	NuScale Power Corporation Deferred Compensation Plan for Non-Employee Directors, dated November 22, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).
+ Indicated management contract or compensatory plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: November 17, 2025	By:	/s/ Robert Ramsey Hamady
	Name:	Robert Ramsey Hamady
	Title:	Chief Financial Officer